Exhibit 21.1
List of Current Subsidiaries of Banco Santander (Brasil) S.A.

		Holding %
Direct and Indirect controlled by Banco Santander (Brasil) S.A.	Activity	Direct	Indirect
Santander Brasil Arrendamento Mercantil S.A.	Leasing	99.99%	99.99%
Santander S.A. Corretora de Câmbio e Títulos	Broker	99.99%	100.00%
Santander Brasil S.A. Corretora de Títulos e Valores Mobiliários	Broker	99.99%	100.00%
Santander Asset Management Distribuidora de Títulos e Valores Mobiliários Ltda.	Asset manager	99.99%	100.00%
Santander Administradora de Consórcios Ltda.	Buying club	99.99%	100.00%
ABN AMRO Administradora de Cartões de Crédito Ltda.	Credit Card	100.00%	100.00%
Banco BANDEPE S.A.	Bank	100.00%	100.00%
ABN AMRO Arrendamento Mercantil S.A.	Leasing	99.99%	99.99%
Santander Leasing S.A. Arrendamento Mercantil	Leasing	76.40%	99.99%
Aymoré Crédito, Financiamento e Investimento S.A.	Financial Companies	100.00%	100.00%
ABN AMRO Administradora de Consórcio Ltda.	Buying club	100.00%	100.00%
Real Corretora de Seguros S.A.	Broker	100.00%	100.00%
Real Microcrédito Assessoria Financeira S.A.	Microcredit	100.00%	100.00%
Santander Advisory Services S.A.(1)	Other Activities	100.00%	100.00%
Companhia Real Distribuidora de Títulos e Valores Mobiliários S.A.	Dealer	100.00%	100.00%
Real Argentina S.A.	Other Activities	98.99%	98.99%
REB Empreendimentos e Administradora de Bens S.A.	Holding	100.00%	100.00%
Webmotors S.A.	Other Activities	100.00%	100.00%
ABN AMRO Real Corretora de Câmbio e Valores Mobiliários	Broker	—	100.00%
Controlled by Companhia Real Distribuidora de Títulos e Valores Mobiliários
ABN AMRO Securities (Brasil) Corretora de Valores Mobiliários S.A.	Broker	—	100.00%
Controlled by ABN AMRO Administradora de Cartões de Crédito Ltda.
Real CHP S.A.	Holding	—	92.78%
Controlled by Santander Investimentos em Participações S.A.
Santander S.A. Serviços Técnicos, Administrativos e de Corretagem de Seguros	Insurance Broker	—	99.99%
Agropecuária Tapirapé S.A.	Other Activities	—	99.07%
Brazil Foreign Diversified Payment Rights Finance Company	Securitisation	—	(a )

(a)	Company over which effective control is exercised.

(1)	current denomination of ABN AMRO Advisory Services S.A.